UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Haynes International, Inc. (the “Company”) on March 5, 2012.  This Amendment is being filed to supplement information provided in Item 5.07 of the original Form 8-K regarding the results of the vote to elect directors at the Company’s 2012 annual meeting of stockholders.  The information in this Amendment supersedes and replaces the information included in response to such Item in the original Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On February 27, 2012, the Company held its annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

1.              The following persons were elected to the Company’s Board of Directors by the stockholder votes indicated:

Director	For	Against/ Withhold	Abstain	Non-Vote
Paul J. Bohan	11,478,072	70,864	360	230,246
Donald C. Campion	11,191,367	357,568	361	230,246
Mark M. Comerford	11,481,147	67,291	858	230,246
John C. Corey	11,400,608	148,327	361	230,246
Robert H. Getz	11,272,220	276,716	360	230,246
Timothy J. McCarthy	11,221,623	327,312	361	230,246
William P. Wall	11,475,328	73,607	361	230,246

2.              The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2012 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,423,064	355,346	1,132	0

3.              On the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted as follows:

For	Against/Withhold	Abstain	Non-Vote
10,459,752	696,182	393,362	230,246

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: February 18, 2014	By:	/s/ Janice C. Wilken
Janice C. Wilken
Vice President-General Counsel, Corporate Secretary